Exhibit 1.1

DXP ENTERPRISES, INC.

 Common Stock
($0.01 par value)

EQUITY DISTRIBUTION AGREEMENT

December 4, 2015

Liquidnet, Inc. 498 Seventh Avenue, 15th Floor New York, New York 10018	BB&T Capital Markets, a division of BB&T Securities, LLC 901 East Byrd Street, Ste 300 Richmond, Virginia 23219

Ladies and Gentlemen:

 DXP ENTERPRISES, INC., a Texas corporation (the “Company”), confirms its agreement (this “Agreement”) with LIQUIDNET, INC. (“Liquidnet”) and BB&T CAPITAL MARKETS, a division of BB&T Securities, LLC (“BB&T,” and collectively with Liquidnet, the “Distribution Agents” and each individually, a “Distribution Agent”), as follows:

Section 1.	Issuance and Sale of Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Distribution Agents, acting as agents and/or principals, (a) shares of the Company’s common stock, $0.01 par value (the “Common Stock”) up to an aggregate offering price of $50,000,000.00 (the “Shares”); provided however, that in no event shall the Company issue or sell through the Distribution Agents such number of Shares that would exceed the Maximum Amount (defined herein).  The Company agrees that if a Distribution Agent determines that it will purchase any Shares on a principal basis, then the Company will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and that Distribution Agent covering such purchase.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Agreement on the amount of Shares that may be issued and sold under this Agreement shall be the sole responsibility of the Company, and the Distribution Agents shall have no obligation in connection with such compliance.  The issuance and sale of Shares through the Distribution Agents will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-188907) and a pre-effective amendment thereto (as amended at the time of initial effectiveness, the “Initial Registration Statement”), including a base prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a final prospectus supplement specifically relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act in the form furnished to the Distribution Agents by the Company in connection with the offering of the Shares (the “Prospectus Supplement”), to the base prospectus included as part of the Initial Registration Statement.  The Company will furnish to the Distribution Agents, for use by the Distribution Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, such Initial Registration Statement when it became effective, or, if a New Registration Statement (as defined below) has been filed, such New Registration Statement, when it became effective, including all documents filed as part thereof or incorporated by reference into such registration statements, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act to the extent such information is deemed to be a part of such registration statements pursuant to Rule 430B or 430C under the Securities Act at the time of such registration statement’s effectiveness, and any registration statement filed to register the offer and sale of the Shares pursuant to Rule 462(b) under the Securities Act, is herein called the “Registration Statement.”  Except where the context otherwise requires, the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares (an “Issuer Free Writing Prospectus”) that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

Any reference herein to the Registration Statement, any Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference.

If, as provided in Section 7(aa) herein, the Company should file with the Commission in accordance with the provisions of the Securities Act a new registration statement on Form S-3 (the “New Registration Statement”), including a base prospectus, relating to certain securities, including, at a minimum, the amount of Shares then remaining unsold, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act,  upon effectiveness of such New Registration Statement and upon the filing by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of a final prospectus supplement to the base prospectus included as part of the New Registration Statement specifically relating to the unsold Shares, in a form to be furnished to the Distribution Agents by the Company in connection with the offering of the Shares, then except to the extent the context otherwise requires, the terms Prospectus Supplement, Prospectus and Issuer Free Writing Prospectus, as used in this Agreement, shall refer to such documents as they exist with respect to the New Registration Statement.

The Parties agree that for purposes of this Agreement, including without limitation, Sections 7 and 9(g) herein, the “commencement date” of this Agreement shall be the date hereof unless otherwise specified by the parties.

Section 2.	Placements.

Subject to satisfaction of the conditions set forth in Section 9 herein, each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify a Distribution Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold by that Distribution Agent, which shall at a minimum include the amount of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price per share below which sales may not be made (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the designated Distribution Agent that are set forth on Exhibit B, as such Exhibit B may be amended from time to time.  The Placement Notice shall be effective upon receipt by the designated Distribution Agent unless and until (1) in accordance with the notice requirements set forth herein, the Distribution Agent promptly declines to accept the terms contained therein for any reason, in its sole discretion, (2) the entire amount of the Placement Shares or the Shares has been sold, (3) in accordance with the notice requirements set forth herein, the Company suspends or terminates the Placement Notice, (4) the Company issues a subsequent Placement Notice to the designated Distribution Agent with parameters superseding those on the earlier dated Placement Notice, (5) the Agreement has been terminated under the provisions of Section 13 or (6) either the Company or the designated Distribution Agent shall have suspended the sale of the Placement Shares in accordance with Section 4 below.  The amount of any discount, commission or other compensation to be paid by the Company to the designated Distribution Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Exhibit C.  It is expressly acknowledged and agreed that neither the Company nor the designated Distribution Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to that Distribution Agent and that Distribution Agent does not promptly decline the terms of such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Section 2 and the terms of a Placement Notice, the terms of the Placement Notice will control.  The Company shall not deliver a Placement Notice to a Distribution Agent until the conditions set forth in Section 9 have been satisfied.

Section 3.	Sale of Placement Shares by the Distribution Agents.

Subject to the provisions of Section 6(a), each Distribution Agent that receives a Placement Notice, for the period specified in such Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Global Market (“Nasdaq”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Each Distribution Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals at the Company set forth on Exhibit B; provided that no acknowledgment of receipt by such individuals shall be required) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which that Distribution Agent has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the gross proceeds from such sales, the compensation payable by the Company to that Distribution Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Distribution Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice, a Distribution Agent may sell Placement Shares by a method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on any existing trading market for the Common Stock or to or through a market maker.  For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted (currently Nasdaq).

Section 4.	Suspension of Sales.

The Company or a Distribution Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B; provided that no acknowledgment of receipt by such individuals shall be required) or by telephone (confirmed immediately by verifiable email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend the sale of Shares under this Agreement by that Distribution Agent; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective unless it is made to one of the individuals named on Exhibit B hereto, as such exhibit may be amended from time to time.

Section 5.	Representations and Warranties by the Company.

The Company represents and warrants to, and agrees with, each Distribution Agent that as of (i) the date of this Agreement, (ii) each Representation Date as defined in Section 7(n) below, unless a waiver of the requirement to provide a certificate under Section 7(n) shall then be in effect, and (iii) each Applicable Time (as defined in Section 21 below):

(a)              Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b)              No Misstatement or Omission.  The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and, as of each Applicable Time, if any, will comply in all material respects with the Securities Act and did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to a Distribution Agent furnished to the Company in writing by that Distribution Agent expressly for use therein.  There are no contracts or other documents required by the Securities Act, the Exchange Act or other applicable law to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)              Offering Materials Furnished to the Distribution Agents. The Company has delivered to the Distribution Agents one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and a copy of the Prospectus, as amended or supplemented, if applicable.

(d)              Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the completion of the Distribution Agents’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

(e)              The Equity Distribution Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f)              Authorization of the Shares. The Shares to be sold by the Distribution Agents, acting as principals and/or agents for the Company, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(g)              No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h)              No Material Adverse Change.  Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company (except for regular quarterly dividends publicly announced by the Company), or (except for dividends paid to the Company or other subsidiaries) any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)               Independent Accountants.  Each of Grant Thornton LLP and Hein & Associates LLP, both of which have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus, is or, in the case of Hein & Associates, was at the time such opinion was expressed, an independent registered public accounting firm as required by the Securities Act and the Exchange Act.  To the Company’s knowledge, Grant Thornton LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(j)               Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated within the Registration Statement and included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included in or incorporated in the Registration Statement present fairly in all material respects the information required to be stated therein.  Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  All financial statements or supporting schedules required by the Securities Act to be included in or incorporated in the Registration Statement have been so included or incorporated.  The financial data set forth or incorporated in the Prospectus under the captions “Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preference Dividends” and “Selected Financial Data” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated in the Registration Statement.

(k)              Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Texas and has corporate power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  As of the date of this Agreement, the entities listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and, after the filing by the Company of any subsequent Annual Report on Form 10-K for its then most recently completed fiscal year, the entities listed on Exhibit 21 (or the equivalent exhibit in the Company’s exhibit numbering system) to such Annual Report on Form 10-K, and, in either case, any “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of the Company formed or acquired since the filing of the Annual Report on Form 10-K are the Company’s “Significant Subsidiaries” for purposes of this Agreement.  Each of the Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to conduct its business as described in the Prospectus.  Each of the Company and the Significant Subsidiaries is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  Except as described in the Prospectus, all of the issued and outstanding stock, membership interests or partnership interests in each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Interests in Significant Subsidiaries that are owned by the Company are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  The Company does not control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 (or the equivalent exhibit in the Company’s exhibit numbering system) to the Company’s Annual Report on Form 10-K for its most recently completed fiscal year, (ii) those subsidiaries not required to be listed on Exhibit 21 to such Annual Report on Form 10-K by Item 601 of Regulation S-K under the Exchange Act and (iii) those subsidiaries formed or acquired since the date such Annual Report on Form 10-K was filed by the Company.

(l)               Capital Stock Matters.  The Shares conform in all material respects to the description thereof contained in the Prospectus.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act, the Exchange Act or other applicable law to be disclosed therein with respect to such plans, arrangements, options and rights.

(m)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.   Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or comparable governing documents) or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or of any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(n)              No Material Actions or Proceedings.  Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director  (in their capacity as officer, director or employee of the Company or one of its subsidiaries) of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(o)             All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(p)              Tax Law Compliance.  The Company and its consolidated subsidiaries have filed all necessary federal income tax returns or extensions thereof have been requested and have paid all taxes due and payable by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.  The Company and its consolidated subsidiaries have filed all necessary state and foreign income, property and franchise tax returns or extensions thereof have been requested and have paid all taxes due and payable by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or as would not result in a Material Adverse Change.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 5(j) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Change.

(q)              Company Not an “Investment Company”.  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)               Insurance.  Except as otherwise described in the Prospectus, each of the Company and its subsidiaries are insured by financially sound and reputable insurance companies with policies in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for the business for which it is engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(s)              No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t)              Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required by the Securities Act, the Exchange Act or other applicable law to be described in the Prospectus which have not been described as required.

(u)              Exchange Act Compliance.  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)              No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary purporting to act on behalf of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required by the Securities Act, the Exchange Act or other applicable law to be disclosed in the Prospectus, that is not disclosed in the Prospectus.

(w)             Company’s Accounting System.  The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)              Title to Properties.  Except as otherwise disclosed in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (i) each of the Company and its subsidiaries has good and marketable title to all real property and good title to all personal property described in the Prospectus as owned by it; (ii) with respect to any real property and buildings held under lease by the Company and its subsidiaries, such real property and buildings are held under valid and subsisting and, with respect to the Company and its subsidiaries, enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Company and its subsidiaries taken as a whole as they are being used as described in the Prospectus and are proposed to be used in the future; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy; and (iii) neither the Company, nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases.

(y)              Intellectual Property.  Except as otherwise disclosed in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, the Company and its subsidiaries own or possess adequate rights to use all patents, trademarks (both registered and unregistered), service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses.

(z)              Hazardous Materials. Except as otherwise described in the Prospectus, none of the Company, or any of its subsidiaries has any knowledge of (a) the unlawful presence of any (i) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (iii) petroleum and petroleum products  or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law (collectively, “Hazardous Materials”) on any of the properties owned by it, or (b) any unlawful spills, releases, discharges or disposal, of Hazardous Materials that have occurred or are presently occurring on or from such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by the Company and its subsidiaries, the Company represents that it has no knowledge of any material failure to comply with all applicable foreign local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except for such failures that would not result in a Material Adverse Change.

(aa)           Compliance with Environmental Laws. Except as otherwise described in the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, duly organized non-profit entity or employee, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(bb)          Brokers.  Except as set forth in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(cc)           No Outstanding Loans or Other Indebtedness.  Except as described in the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(dd)          No Reliance.  The Company has not relied upon the Distribution Agents or legal counsel for the Distribution Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(ee)           Distribution Agent Purchases.  The Company acknowledges and agrees that each Distribution Agent has informed the Company that it may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Distribution Agent.

(ff)             Compliance with Laws.  The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(gg)          Operations. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with, in each case to the extent applicable, financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or its subsidiaries operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or its subsidiaries (collectively, the “Anti-Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Change; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)          Sanctions.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or, to the knowledge of the Company, the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not directly or indirectly use the Net Proceeds (as defined below), or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor, distribution or sales agent or otherwise) of Sanctions.

(ii)              Other ATM Agreements.   The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

The term “knowledge” as used in this Agreement with respect to the Company and any of its subsidiaries means the actual knowledge of the executive officers of the Company. Any certificate signed by an officer of the Company and delivered to the Distribution Agents or to counsel for the Distribution Agents shall be deemed to be a representation and warranty by the Company to such Distribution Agents as to the matters set forth therein.

The Company acknowledges that the Distribution Agents and, for purposes of the opinions to be delivered pursuant to Sections 7 and 9 hereof, counsel to the Company and counsel to the Distribution Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 6.	Sale and Delivery to the Distribution Agents; Settlement.

(a)              Sale of Placement Shares.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon a Distribution Agent’s acceptance of the terms of a Placement Notice it receives, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Distribution Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  The Company acknowledges and agrees that (i) there can be no assurance that such Distribution Agent will be successful in selling Placement Shares, (ii) such Distribution Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by such Distribution Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) neither Distribution Agent shall be under an obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Distribution Agent and the Company.

(b)             Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the Distribution Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)              Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the applicable Distribution Agent’s or its designee’s account (provided the Distribution Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, the Distribution Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Distribution Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Distribution Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)             Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate Shares sold pursuant to this Agreement would exceed the lesser of (such lesser amount, the “Maximum Amount”): (i) the amount available for offer and sale under the currently effective Registration Statement; (ii) the number of authorized but unissued shares of Common Stock; (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Distribution Agents in writing; or (iv) 2,500,000 shares of Common Stock, or such lesser amount as would be one share of Common Stock less than the amount that would require shareholder approval under applicable NASDAQ rules and regulations.  Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Distribution Agents in writing.  Further, under no circumstances shall the aggregate offering amount of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(e)              Limitation on Concurrent Sales by the Distribution Agents.  During the term of this Agreement, the Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares or any sales of Shares shall be effected by or through only one of Liquidnet or BB&T on any single given day, but in no event by more than one, and the Company shall in no event request that Liquidnet and BB&T sell Shares on the same day.

Section 7.	Covenants of the Company.

The Company covenants with each Distribution Agent as follows:

(a)              Registration Statement Amendments; Payment of Fees.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by either Distribution Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) to the extent that such information is not filed via EDGAR, the Company will notify the Distribution Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon a Distribution Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in that Distribution Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by that Distribution Agent (provided, however, that the failure of that Distribution Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Distribution Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares, nor will the Company file a New Registration Statement unless a copy thereof has been submitted to that Distribution Agent within a reasonable period of time before the filing and the Company has consulted with that Distribution Agent regarding any reasonable objection the Distribution Agent has thereto (provided, however, that the failure of the Distribution Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Distribution Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Distribution Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b)              Notice of Commission Stop Orders.  The Company will advise the Distribution Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)              Delivery of Prospectus; Subsequent Changes.  During any period in which a Prospectus relating to the Placement Shares is required to be delivered by a Distribution Agent under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period the Registration Statement ceases to be effective or it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Distribution Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)             Listing of Placement Shares.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by either Distribution Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause its Common Stock, including the Placement Shares, to be listed on Nasdaq  and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Distribution Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares as set forth in Section 7(h) below; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)              Filings with Nasdaq.  The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are listed on Nasdaq.

(f)               Delivery of Registration Statement and Prospectus.  The Company will furnish to the Distribution Agents and their counsel (at the expense of the Company) copies of the Registration Statement and the Prospectus during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as the Distribution Agents may from time to time reasonably request and, at a Distribution Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to any Distribution Agent to the extent such document is available on EDGAR.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Distribution Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)             Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 12 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.  “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act. The Distribution Agents and the Company acknowledge and agree that the Company’s normal periodic filings with the Commission pursuant to the Exchange Act may be used to satisfy this obligation to the extent consistent with the requirements set forth herein.

(h)             Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Distribution Agents, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Distribution Agents may designate and to maintain such qualifications and exemptions in effect for so long as the Company desires to distribute the Shares in such jurisdiction; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as the Company desires to distribute the Shares in such jurisdiction.

(i)               Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(j)              Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide the Distribution Agent to which the Placement Notice applies notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Distribution Agents in advance, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Distribution Agents in advance or (v) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, or the exercise of warrants, options or other rights in effect or outstanding.  To the extent requested in writing by the Company, each Distribution Agent shall keep notices provided under this Section 7(j) confidential.

(k)              Change of Circumstances.  The Company will, prior to the Company’s tendering a Placement Notice or selling Placement Shares in any quarter, inform the Distribution Agents upon the formation or acquisition of a “significant subsidiary” (as defined in Rule 1-02 (w) of Regulation S-X under the Exchange Act), advise the Distribution Agents as far in advance of such event as practicable if it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter, comfort letter or the like provided to the Distribution Agents pursuant to this Section 7 of this Agreement.

(l)               Due Diligence Cooperation.  On or prior to the commencement date of this Agreement and from time to time thereafter, the Company will cooperate with any reasonable due diligence review conducted by the Distribution Agents or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information, making available good standing certificates for the Company and each Significant Subsidiary from its applicable jurisdiction of formation to the extent reasonably available in such jurisdiction and other documents and making available senior officers, during regular business hours and at the Company’s principal offices, as the Distribution Agents may reasonably request.

(m)            Required Filings Relating to Placement of Placement Shares.  The Company agrees that on such dates as the Securities Act shall require, if any, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Distribution Agents, the Net Proceeds to the Company and the compensation payable by the Company to each Distribution Agent with respect to such Placement Shares as pertain to that Distribution Agent, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(n)              Representation Dates; Certificate.  On the commencement date of this Agreement and each time thereafter that the Company:

(i)	files a new Prospectus relating to the Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii)	files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii)	files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)	files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act.

Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”.

The Company shall furnish the Distribution Agents with a certificate, in the form attached hereto as Exhibit D within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the date the Company and the Distribution Agents mutually agree as a “Representation Date” for the purpose of providing the deliverables required under this Agreement to be provided on a Representation Date.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Distribution Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Distribution Agents sell any Placement Shares, the Company shall provide the Distribution Agents with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(o)              Legal Opinion.  On the commencement date of this Agreement and, thereafter, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall use commercially reasonable efforts to cause to be furnished to the Distribution Agents a written opinion of Norton Rose Fulbright US LLP (“Company Counsel”), in form and substance satisfactory to the Distribution Agents, dated the date that the opinion is required to be delivered, covering the matters set forth in Exhibit E-1 or Exhibit E-2 attached hereto, as applicable (with the appropriate form to be delivered to be based on the criteria noted on such Exhibits), modified as necessary to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Distribution Agents with a letter (a “Reliance Letter”) to the effect that the Distribution Agents may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)              Comfort Letter.  On the commencement date of this Agreement and, thereafter, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall use commercially reasonable efforts to cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Distribution Agents letters (the “Comfort Letters”), dated the date such Comfort Letter is delivered, in form and substance satisfactory to the Distribution Agents, (i) confirming that they are or were, as applicable, an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings or as otherwise acceptable to the Distribution Agents and their counsel (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)             Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(r)              Securities Act and Exchange Act.  The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(s)              No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Distribution Agents in their respective capacities as principals or agents hereunder, neither the Distribution Agents nor the Company (including its agents and representatives, other than the Distribution Agents in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by either Distribution Agent as principal or agent hereunder.

(t)              Regulation M.  If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the Distribution Agents and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(u)             Transfer Agent.  The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(v)             Disclosure of Sales.  The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Shares sold through the Distribution Agents during the relevant quarter.

(w)            Market Stabilization. The Company will not, and will use its commercially reasonable efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares during the pendency of any Placement Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Placement Notice; provided, however, that upon consent of the Distribution Agents the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act; provided, however, that (i) the Company may (x) issue securities upon exercise or conversion of any of the Company’s currently outstanding securities, convertible securities, options or rights, (y) grant incentive awards to officers, directors and employees of the Company and its subsidiaries approved by the board of directors of the Company or the compensation committee thereof or (z) issue Common Stock upon issuance or exercise of incentive awards granted in accordance with sub-clause (y), and (ii) the officers, directors and employees may exercise and receive Common Stock related to such incentive awards or to any currently outstanding securities, convertible securities, options or rights.

(x)              Listing.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by a Distribution Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause its Common Stock to be listed on Nasdaq.

(y)            Available Shares.   The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, equal to the Maximum Amount minus any Shares already sold hereunder.

(z)              Suspension.   For so long as the sale of Shares under this Agreement are suspended pursuant to Section 4, the Company’s obligations under Sections 7(l), (n), (o) and (p) shall be deferred and shall recommence upon the termination of such suspension.

(aa)           New Registration Statement.     If (i) immediately prior to the third anniversary of the initial effective date of the Initial Registration Statement or (ii) at any time when there is no remaining availability under the Initial Registration Statement due to the extent of the sales of securities conducted thereunder, any of the Shares remain unsold, the sale of Shares under this Agreement shall automatically be suspended unless and until the Company files, if it has not already done so, the New Registration Statement relating to the Shares and such New Registration Statement is declared effective by the Commission.  References herein to the Registration Statement shall, with respect to Shares sold thereafter, refer to such New Registration Statement, and references to Prospectus Supplement shall, with respect to Shares sold thereafter, refer to the final prospectus supplement filed with respect to the Shares supplementing the base prospectus included in the New Registration Statement.  If any such New Registration Statement becomes effective prior to the termination date of this Agreement, the Company agrees to notify the Distribution Agents of such effective date and shall provide copies of the New Registration Statement and related prospectus supplement to the Distribution Agents.

Section 8.	Payment of Expenses.

The Company will pay all reasonable expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as the Distribution Agents shall deem necessary, (ii) the printing and delivery to each Distribution Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Distribution Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Distribution Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and disbursements of counsel to the Distribution Agents in connection with the negotiation and performance of this Agreement, the amount of which fees shall not exceed $55,000 in the aggregate for both Distribution Agents together (provided, however, that such limitation shall not apply to (x) reasonable fees of such counsel for services rendered after January 1, 2016 (provided that fees in such period shall be incurred only when a Placement Notice is in effect or when the Company has notified a Distribution Agent of its intention to deliver a Placement Notice and it shall be limited to $10,000, in the aggregate for both Distribution Agents together, multiplied by the number of full calendar quarters elapsed since the later of (A) January 1, 2016 and (B) the date through which fees have been paid under this Agreement and any partial calendar months during such period if that partial calendar month period included the filing of an Exchange Act report that was not previously reviewed by such counsel) or (z) the disbursements of such counsel), and which fees and disbursements shall be paid as incurred from time to time while this Agreement is in effect, with the initial invoice to be provided on the earlier of the commencement date or December 10, 2015 with payment to be made before December 31, 2015 and subsequent fees to be paid within 30 days of receipt of the invoice for such fees, (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(h) hereof, including filing fees (provided, however, any fees or disbursements of counsel for a Distribution Agent in connection therewith shall be paid by such Distribution Agent), (vii) the printing and delivery to the Distribution Agents of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Distribution Agents shall deem necessary, (viii) the preparation, printing and delivery to the Distribution Agents of copies of blue sky survey and any Canadian “wrapper” and any supplements thereto, in such number as the Distribution Agents shall deem necessary, (ix) the fees and expenses of the transfer agent and registrar for the Shares, (x) the filing fees incident to any review by FINRA of the terms of the sale of the Shares, and (xi) the fees and expenses incurred in connection with the listing of the Placement Shares on Nasdaq.

Section 9.	Conditions of the Distribution Agents’ Obligations.

The obligations of the Distribution Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)              Effectiveness of Registration Statement.  The Registration Statement shall have become effective and shall be available for (1) all sales of Placement Shares issued pursuant to all prior Placement Notices and (2) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)             No Material Notices.  None of the following events shall have occurred and be continuing: (1) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (2) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (3) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (4) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)             Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change.

(d)             Opinion of Counsel for Company.  The Distribution Agents shall have received the favorable opinion of Company Counsel referenced in Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(e)             Representation Certificate.  The Distribution Agents shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(f)             Accountants Comfort Letters.  The Distribution Agents shall have received the Comfort Letters referenced in Section 7(p) on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(p).

(g)            Opinion of Counsel to the Distribution Agents.  The Distribution Agents shall have received such written opinion or opinions of McGuireWoods LLP, counsel to the Distribution Agents, with respect to such matters as the Distribution Agents may reasonably request, and such counsel shall have been provided with the opportunity to conduct reasonable due diligence and shall have received such papers and information as they may have reasonably requested to enable them to pass upon such matters.   Such opinions shall be delivered on the commencement date of this Agreement and at any Representation Date that Company Counsel is required to deliver its legal opinion under Section 7(o) in the form attached hereto as Exhibit E-1 (or Reliance Letter in lieu thereof).

(h)            Approval for Listing.  The Placement Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have taken the steps necessary to have the Placement Shares listed on Nasdaq  at, or prior to, the issuance of any Placement Notice.

(i)              No Nasdaq Suspension or FINRA Objection.  Trading in the Shares shall not have been suspended on Nasdaq.  FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(j)              Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Distribution Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)             Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)              Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, as to a certain Distribution Agent, by that Distribution Agent by notice to the Company.  Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Exhibit B.

Section 10.	Indemnification.

(a)             Company Indemnification.  The Company agrees to indemnify and hold harmless each Distribution Agent, the directors, officers, partners, employees and agents of each Distribution Agent and each person, if any, who (i) controls a Distribution Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with a Distribution Agent from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses  incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 10(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or any claim asserted), as and when incurred, to which the Distribution Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company for such purpose filed with the Commission or in any other jurisdiction in order to qualify the Shares under the securities laws thereof, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to either Distribution Agent and furnished to the Company by a Distribution Agent or its counsel expressly for inclusion in any document as described in clause (x) of this Section 10(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)            Distribution Agent Indemnification.  Each Distribution Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, the directors, officers, partners, employees and agents of the Company and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense of the type described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), or any free writing prospectus, in reliance upon and in conformity with written information relating to such Distribution Agent and furnished to the Company by such Distribution Agent, or its counsel, expressly for inclusion in any document as described in clause (x) of Section 10(a).

(c)            Procedure.  Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties; provided, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all indemnified parties or for legal fees, expenses and other charges that are not reasonable.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to any local counsel) for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  Except as provided in Section 10(d), an indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of the applicable indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel to which such indemnified party is entitled pursuant to this Agreement and subject to applicable law, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 11.	Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or a Distribution Agent, the Company and each Distribution Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than a Distribution Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and either Distribution Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Distribution Agent on the other. The relative benefits received by the Company on the one hand and the applicable Distribution Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by such Distribution Agent from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the applicable Distribution Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or a Distribution Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Distribution Agents agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11 shall be deemed to include, for the purpose of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof.  Notwithstanding the foregoing provisions of this Section 11, a Distribution Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11, any person who controls a Distribution Agent within the meaning of the Securities Act, and any affiliates, officers, directors, partners, employees or agents of such Distribution Agent, will have the same rights to contribution as that Distribution Agent, and any person who controls the Company within the meaning of the Securities Act, and any affiliate, director, officer, partner, employee and agent of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

Section 12.	Representations and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative, as of their respective dates, and in full force and effect, regardless of any investigation made by or on behalf of a Distribution Agent or its controlling persons, or by or on behalf of the Company, and shall survive delivery of the Shares to the Distribution Agents.

Section 13.	Termination of Agreement.

(a)             Termination; General.  A Distribution Agent may terminate this Agreement, as to such Distribution Agent, by notice to the Company and the other Distribution Agent, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the reasonable judgment of such Distribution Agent is material and adverse and makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of such Distribution Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (3) if trading in the Placement Shares has been suspended or limited by the Commission or Nasdaq, or if trading generally on Nasdaq has been suspended or limited, or minimum prices for trading have been fixed on Nasdaq, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities or (7) in the circumstances described in Section 9(l).

(b)              Termination by the Company.  The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)             Termination by a Distribution Agent.  A Distribution Agent shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement, as to that Distribution Agent, in its sole discretion at any time after the date of this Agreement.

(d)             Automatic Termination.  Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale through the Distribution Agents pursuant to this Agreement of all of the Shares.

(e)             Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(l), 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)              Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by the applicable Distribution Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)             Liabilities.  If this Agreement is terminated pursuant to Section 9(l) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 13, 17, 18, 19, 23, 24, and 25 hereof, and the obligation herein to pay any discount, commission or other compensation accrued but unpaid, shall survive such termination and remain in full force and effect.

Section 14.	Notices.

(a)              All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement.

(i)            Notices to Liquidnet shall be directed to Liquidnet, Inc., 498 Seventh Ave, 15th Floor, New York, New York 10018, fax no. (646) 674-2003, Attention: Phillip Medici, with copies to Howard Meyerson, General Counsel, and McGuireWoods LLP, fax no.  (804) 698-2170, Attention: Jane Whitt Sellers;

(ii)            Notices to BB&T shall be directed to BB&T Capital Markets, 901 East Byrd Street, Ste 300, Richmond, Virginia 23219, fax no. (804) 780-3250, Attention: Jack Allen, with copies to McGuireWoods LLP, fax no. (804) 698-2170, Attention: Jane Whitt Sellers;

(iii)            Notices to the Company shall be delivered to DXP Enterprises, Inc., 7272 Pinemont, Houston, Texas, 77040, fax no. 713-996-6570, Attention: Mac McConnell, with a copy to Norton Rose Fulbright US LLP, fax no. 713-651-5246, Attention: Brian Fenske.

(b)             Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable electronic transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if after such time or if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which Nasdaq and commercial banks in the City of New York and in Houston, Texas are open for business.

Section 15.	Parties.

This Agreement shall inure to the benefit of and be binding upon each Distribution Agent, the Company and their respective successors and affiliates.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Distribution Agents, the Company and their respective successors and affiliates and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Distribution Agents, the Company and their respective successors and affiliates, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares from either Distribution Agent shall be deemed to be a successor by reason merely of such purchase.

Section 16.	Adjustments for Stock Splits.

The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

Section 17.	Governing Law and Time; Waiver of Jury Trial.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE COMPANY AND EACH DISTRIBUTION AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.	Consent to Jurisdiction.

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 19.	Use of Information.

A Distribution Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to effect any transaction or advise any party with respect to transactions, except as expressly approved by the Company.

Section 20.	Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

Section 21.	Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time (a) each Placement Notice is given hereunder and (b) each sale of any Shares is made.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

 “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Distribution Agents outside of the United States.

Section 22.	Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Distribution Agents, and each Distribution Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Distribution Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

Section 23.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)             Each Distribution Agent is acting solely as agent (or as principal pursuant to a separate underwriting or similar agreement described in Section 1) in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Distribution Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not such Distribution Agent has advised or is advising the Company on other matters, and each Distribution Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)             it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)             the Distribution Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and they have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(d)             it is aware that the Distribution Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Distribution Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)             the price of the Shares sold pursuant to this Agreement will not be established by either Distribution Agent; and

(f)              it waives, to the fullest extent permitted by law, any claims it, its employees or its creditors may have against either Distribution Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement by such Distribution Agent and agrees that each Distribution Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it.

Section 24.	Integration; Amendment; Severability.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Distribution Agents, or any of them, with respect to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Distribution Agents.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

Section 25.	Counterparts.

This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic or portable document format (PDF) transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and the Distribution Agents, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Distribution Agents.

Very truly yours,

DXP ENTERPRISES, INC.

		By:	/s/ Mac McConnell
		Name:	Mac McConnell
		Title:	Senior Vice President/Finance, Chief Financial Officer and Secretary

ACCEPTED as of the date
first-above written:

LIQUIDNET, INC.

By:	/s/ Seth Merrin
Name:	Seth Merrin
Title:	CEO

BB&T SECURITIES, LLC,
through its division, BB&T Capital Markets

By:	/s/ Reid Burford
Name:	Reid Burford
Title:	MD Corp Equity Services

Signature Page for the
Equity Distribution Agreement

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[	]
Cc:	[	]
To:	[	]

Subject:  Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between DXP ENTERPRISES, INC. (the “Company”), Liquidnet, Inc. (“Liquidnet”), BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T”), dated December 4, 2015 (the “Agreement”), I hereby request on behalf of the Company that [Liquidnet/BB&T] sell up to [ ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $_______ per share, to be sold between [month, day, time] and [month, day, time]. [The sale of such shares shall not exceed _______ in any one Trading Day (as defined in the Agreement).]
[Other sales parameters, if any.]

A-1

EXHIBIT B

AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES

Authorized Individuals for the Company

David Little	(dlittle@dxpe.com)

Mac McConnell	(mmcconnell@dxpe.com)

Designated Individuals for Liquidnet

Phillip Medici	(pmedici@liquidnet.com)

Tim Morgan	(tmorgan@liquidnet.com)

Michael Bond	(mbond@liquidnet.com)

Matthew Wojcik	(mwojcik@liquidnet.com)

Barbara Francis	(bfrancis@liquidnet.com)

Jennifer Hubbs	(jhubbs@liquidnet.com)

Designated Individuals for BB&T

Michael L. Essex	(messex@bbandtcm.com)

Reid Burford	(rburford@bbandtcm.com)

Adam H. Hahn	(ahahn@bbandtcm.com)

Jack Allen	(jallen@bbandtcm.com)

Danielle Thomas	(dthomas@bbandtcm.com)

B-1

EXHIBIT C

COMPENSATION

Liquidnet and BB&T shall be paid compensation at a rate to be agreed upon by that Distribution Agent and the Company from time to time, not to exceed two and one half percent (2.5%) of the gross proceeds from the sales of the Shares sold by that Distribution Agent pursuant to the terms of this Agreement.

Upon (i) the acknowledgement of a Distribution Agent and the Company that no Shares (or no further Shares, in the event that some Shares have already been sold) will be sold pursuant to this Agreement or (ii) the termination of this Agreement by such Distribution Agent, as to that Distribution Agent, or the Company prior to any Shares being sold pursuant to this Agreement, the Distribution Agents shall be entitled to reimbursement of legal fees, to the extent the Company is required to reimburse them under this Agreement, if not previously paid by the Company.

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EXHIBIT D

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of DXP ENTERPRISES, INC. (“Company”), a Texas corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Equity Distribution Agreement dated December 4, 2015 (the “Agreement”) between the Company, Liquidnet, Inc. (“Liquidnet”), and BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T”):

(i)  The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Change, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)  The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof.

The undersigned has executed this Officer’s Certificate on behalf of the Company as of the date written below.

By:
Name:
Title:

Date:

D-1

EXHIBIT E-1

MATTERS TO BE COVERED BY INITIAL OPINION OF

COMPANY COUNSEL

AND EACH TIME THE COMPANY FILES A FORM 10-K1

a)	The Company is a validly existing corporation in good standing under the laws of the State of Texas, with requisite corporate power to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus.

b)	The Company has all necessary corporate power and authority to issue the Shares and to execute and deliver, and perform its obligations under, the Agreement.

c)	Each Significant Subsidiary[2] is validly existing as a corporation, limited partnership, or limited liability corporation, as applicable, in good standing under the [insert applicable law], with requisite corporate, limited partnership or limited liability corporation power to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus.

d)	The execution, delivery and performance of the Agreement has been duly authorized by all necessary corporate action on the part of the Company [and the Agreement has been duly executed and delivered by the Company.][3]

e)	The issuance, sale and delivery of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when sold, delivered and paid for in accordance with the terms of the Agreement, the Shares will be validly issued, fully paid and nonassessable.

f)	The holders of outstanding shares of the capital stock of the Company are not entitled to preemptive rights under the Company’s Restated Articles of Incorporation, as amended, its bylaws, as amended, or Texas law. The holders of outstanding shares of capital stock of the Company are not entitled to rights of first refusal or rights to subscribe for the Shares (other than rights which have been waived in writing or otherwise satisfied) under the Company’s Restated Articles of Incorporation, as amended, its bylaws, as amended, or any Material Agreement (“Material Agreements,” as defined for purposes of the opinion, are the agreements and instruments that are exhibits to the Company’s last Form 10-K filing and any subsequent Form 10-Q or Form 8-K).

1 Or any amendment to the Form 10-K. In addition, in the event that a waiver of the opinion delivery requirement of Section 7(o) is in effect at the time of filing of a Form 10-K, this form of opinion shall be used on the next occasion that such opinion delivery requirement is operative.
2 The definition of Significant Subsidiaries will be a list of the subsidiaries that the Company has identified to such counsel at the time of such opinion as subsidiaries meeting the definition of Significant Subsidiaries that are formed under the law of Texas or Delaware.
3 This provision will be in the initial opinion and in each initial opinion after an amendment to the Agreement.

E-1

g)	The execution and delivery by the Company of the Agreement and the issuance and sale of the Shares pursuant to the Agreement will not result in (i) a violation of the Restated Articles of Incorporation, as amended, or bylaws, as amended, of the Company, (ii) a material breach or default under any Material Agreement or (iii) to Company Counsel’s knowledge, a violation of any statute, law, rule or regulation that in Company Counsel’s experience is typically applicable to transactions of the nature described in the Agreement and is applicable to the Company, or, to Company Counsel’s knowledge, any order, writ, judgment, injunction, decree or award that has been entered against the Company.

h)	No consent, approval, authorization or filing with or order of any U.S. Federal court or governmental agency or body, or with or of any court or governmental agency or body in the State of Texas, is required for the consummation by the Company of the transactions described in the Agreement, except such as have been obtained under the Securities Act and except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and issuance of the Shares in the manner described in the Agreement and in the Prospectus, and except as required by The NASDAQ Global Select Market bylaws, rules, or regulations, or under the bylaws, rules and regulations of FINRA.

i)	The Company is not and, assuming issuance and delivery of all of the Shares on the date hereof against payment therefor as provided in the Agreement on the date hereof, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

j)	The Registration Statement, when it became effective, and the Prospectus, as of its date (other than the financial statements and schedules and notes thereto or other financial or statistical data included or incorporated by reference in, or omitted from the Registration Statement or the Prospectus or any other document, as to which Company Counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

k)	The Registration Statement has become effective under the Securities Act. To Company Counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission.

In addition, Company Counsel will provide negative assurance as follows:

E-1

We have acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, and participated in conferences with officers and representatives of the Company, representatives of the independent public accountants of the Company, Liquidnet, BB&T, and representatives of Liquidnet and BB&T at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, based on the foregoing (relying in respect of questions of fact relating to the determination of materiality to an extent we deem appropriate upon discussions with officers and other representatives of the Company), no facts have come to our attention that lead us to believe that (i) any part of the Registration Statement, when it last became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date, and the date of this letter, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case of items (i) and (ii), other than the financial statements and related notes, financial statement schedules, financial and accounting data and information contained therein or omitted therefrom, as to which we make no statement or observation).

* Note: Capitalized terms shall have the same meaning as is set forth in the Equity Distribution Agreement. The opinions stated above are subject to customary assumptions and qualifications as set forth in the applicable opinion letter.

E-1

EXHIBIT E-2

MATTERS TO BE COVERED BY

SUBSEQUENT COMPANY COUNSEL OPINIONS1

a)	The Registration Statement, when it became effective, and the Prospectus, as of its date (other than the financial statements and schedules and notes thereto or other financial or statistical data included or incorporated by reference in, or omitted from the Registration Statement or the Prospectus or any other document, as to which Company Counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

b)	The Registration Statement has become effective under the Securities Act. To Company Counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission.

In addition, Company Counsel will provide negative assurance as follows:

We have acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, and participated in conferences with officers and representatives of the Company, representatives of the independent public accountants of the Company, Liquidnet and representatives of Liquidnet, BB&T and representatives of BB&T at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, based on the foregoing (relying in respect of questions of fact relating to the determination of materiality to an extent we deem appropriate upon discussions with officers and other representatives of the Company), no facts have come to our attention that lead us to believe that (i) any part of the Registration Statement, when it last became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein; or (ii) the Prospectus, as of its date, and the date of this letter, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case of items (i) and (ii), other than the financial statements and related notes, financial statement schedules, financial and accounting data and information contained therein or omitted therefrom, as to which we make no statement or observation).

1 Other than such times that the Company files a Form 10-K. When the Company files a Form 10-K, or any amendment thereto, the Company shall be required to deliver the opinions contained in Exhibit E-1. In addition, in the event that a waiver of the opinion delivery requirement of Section 7(o) is in effect at the time of filing of a Form 10-K, the form of opinion contained in Exhibit E-1 shall be used on the next occasion that such opinion delivery requirement is operative.

E-2

* Note: Capitalized terms shall have the same meaning as is set forth in the Equity Distribution Agreement. The opinions stated above are subject to customary assumptions and qualifications as set forth in the applicable opinion letter.

E-2

EXHIBIT F

PERMITTED FREE WRITING PROSPECTUSES

None.

F-1